Form 8-K
Item 5. Other Events
DEVELOPERS DIVERSIFIED REALTY REPORTS FOURTH QUARTER 2001 OPERATING RESULTS
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        February 22, 2002

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other Jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3300 Enterprise Parkway, Beachwood, Ohio 44122

Registrant’s telephone number, including area code        (216) 755-5500

N/A

(Former name of former address, if changed since last report)

Item 5. Other Events

     In a press release dates February 22, 2002, the Company announced its earning information for the Company’s fourth quarter of 2001. The following is the text of the press release modified by redacting information relating to funds from operations.

DEVELOPERS DIVERSIFIED REALTY REPORTS
FOURTH QUARTER 2001 OPERATING RESULTS

     CLEVELAND, OHIO, February 22, 2002 - Developers Diversified Realty Corporation (NYSE: DDR), a real estate investment trust (“REIT”), today announced that net income for the three month period ended December 31, 2001 was $20.2 million, or $0.24 per share (diluted), compared to fourth quarter 2000 net income of $23.1 million, or $0.30 per share (diluted). Net income for the year ended December 31, 2001 was $92.4 million, or $1.17 per share (diluted), compared to net income of $100.8 million, or $1.31 per share (diluted) for the prior year. The decrease in net income is attributable to a variety of non-recurring items including a reduction of gain on sale of assets and an impairment charge.

     Scott A. Wolstein, DDR’s chairman and chief executive officer stated “We are pleased to report continued strong FFO growth over last year’s results. We are particularly pleased with the Company’s success in leasing a significant volume of vacant space during 2001 created by several retail bankruptcies. We believe that our success in restoring occupancy to historical levels demonstrates the high quality of the Company’s shopping center properties. In addition, we strengthened our balance sheet through the issuance of over $70 million of common equity and roughly $100 million of asset sales, thereby significantly enhancing the Company’s financial flexibility.”

Leasing:

     Leasing activity continues to be strong throughout the portfolio. During the fourth quarter of 2001, the Company executed 65 new leases aggregating approximately 490,000 square feet at an average rental rate of $11.86 per square foot, a 19% increase over prior rental rates, and 129 renewals aggregating approximately 500,000 square feet at an average rate of $10.00 per square foot, which represents an increase of 8.3% over prior rental rates. At December 31, 2001, the average annualized base rent per occupied square foot, including those properties owned through joint ventures, was $10.03 which compares to $9.66 at December 31, 2000.

     As of December 31, 2001, the portfolio was 95.4% leased, compared to 95.1% leased as of September 30, 2001. These figures include tenants for which signed leases have been executed and occupancy has not occurred. Based on tenants in place and responsible for paying rent as of December 31, 2001, occupancy increased to 94.8% from 93.7% as of September 30, 2001.

     Same store tenant sales performance over the trailing 12 month period within the Company’s portfolio was $251 per square foot for the 12 month period ended December 31, 2001, an increase of approximately 2.2% over the same twelve month period ended December 31, 2000. Aggregate base rental revenues relating to Core Portfolio Properties (i.e., shopping center properties owned since January 1, 2000, excluding properties under redevelopment) increased approximately $2.7 million (or 1.9%) for the year ended December 31, 2001, compared to the same period in 2000.

Expansions:

     For the twelve month period ended December 31, 2001, the Company completed the expansion and redevelopment of seven shopping centers at an aggregate cost of $13.7 million. The completed expansions/redevelopments include shopping centers located in Fayetteville, AR; Crystal River, FL; Highland, IN; North Canton, OH; Durham, NC; Wilmington, NC; and North Charleston, SC. The Company is currently expanding/redeveloping five shopping centers located in Denver, CO; Lebanon, OH; North Olmsted, OH; Detroit, MI and St. Louis, MO at an aggregate projected cost of approximately $4.2 million. The Company is also scheduled to commence two additional expansion/redevelopment projects in North Little Rock, AR and Taylorsville, UT.

     For the twelve month period ended December 31, 2001, the Company and its joint ventures completed the expansion and redevelopment of three shopping centers at an aggregate cost of $2.3 million. The completed expansions/redevelopments include shopping centers located in Phoenix, AZ; Eagan, MN and Portland, OR. The Company’s joint ventures are currently expanding/redeveloping four shopping centers located in Atlanta, GA; Marietta, GA; Schaumburg, IL and Maple Grove, MN. An additional expansion at the North Canton, Ohio shopping center is also scheduled to commence construction.

Acquisitions:

     In 2000, the Company announced it intended to acquire several west coast retail properties from Burnham Pacific Properties, Inc. (“Burnham”) through a joint venture with Prudential Real Estate Investors (“PREI”) and Coventry Real Estate Partners (“Coventry”). The joint venture was funded as follows: 1% by Coventry, 20% by DDR, and 79% by Prudential. As of December 31, 2001, ten properties have been acquired at an aggregate cost of approximately $264 million. The Company earns fees for managing and leasing the properties, all of which are located in western states.

     The Company and Coventry also were selected to serve as Burnham’s liquidation agent pursuant to Burnham’s plan of liquidation. The liquidation portfolio originally included 42 properties aggregating 5.4 million square feet. The Company is providing property management services for this portfolio and receiving property management, leasing and development fees for its services at market rates. As of February 22, 2002, 12 properties remain under management.

Development (Consolidated):

The consolidated development projects are as follows:

•	A 577,000 square foot shopping center in Meridian, Idaho (a suburb of Boise). The 412,000 square foot Phase I of this center was substantially completed in 2000 and is anchored by a Wal-Mart Supercenter (not owned by the Company), Shopko, Shepler’s, Bed, Bath & Beyond, Office Depot, Old Navy, and Sportman’s Warehouse. Ross Dress for Less, additional retail tenants and several restaurants opened throughout 2001. Construction of Phase II is scheduled to commence in 2002, with completion scheduled for 2003.

•	A 622,000 square foot shopping center in Everett, Massachusetts was substantially completed in 2001. The center is anchored by Target (not owned by the Company), Home Depot, Bed, Bath & Beyond, OfficeMax and PetsMart (all of which were open as of March 31, 2001). In addition, Old Navy, Michael’s, Pier One Imports, Famous Footwear, Chuck E Cheese and Dress Barn opened during the balance of 2001.

•	A 157,000 square foot shopping center in Kildeer, Illinois, which is located adjacent to the Company’s joint venture shopping center located in Deer Park, Illinois. The Kildeer project had its grand opening in November 2001, which included the following tenants: Bed, Bath & Beyond, Circuit City, Cost Plus World Market, Old Navy and miscellaneous shops.

•	A 460,000 square foot shopping center in Princeton, New Jersey adjacent to the Company’s existing center, which includes the following tenants: Kohl’s, Wegman’s, Michael’s, Target (not owned by the Company) and Dick’s. All of these tenants opened during 1999 and 2000. The project also includes 55,000 square feet of additional retail space, which was substantially completed in 2001.

•	The Company intends to break ground during 2002 on two shopping center developments located in Riverdale, Utah and Long Beach, California.

•	The Company intends to commence construction during 2002 on the central quadrant of the Coon Rapids, Minnesota, Riverdale Village Shopping Center. This development will create an additional 278,000 square feet of retail space.

Development (Joint Ventures):

     The Company has joint venture development agreements for eight shopping center projects. These eight projects have an aggregate projected cost of approximately $350.2 million. Five of the projects were substantially completed in 2001, the three remaining projects are currently scheduled for completion during 2002. The Company is currently financing five of these projects through the Prudential/DDR Retail Value Fund. These projects are located in Long Beach, CA (CityPlace); Plainville, CT; Deer Park, IL; Round Rock, TX and San Antonio, TX. Construction has been substantially completed and the centers are open for business at the Deer Park, IL; Plainville, CT; Round Rock, TX and San Antonio, TX locations. The remaining three projects are located in Littleton, CO; Coon Rapids, MN and St. Louis, MO.

Dispositions:

     For the year ended December 31, 2001, the Company sold certain real estate assets and received aggregated proceeds of approximately $65 million. The Company reflected gain on sales of real estate of $18.3 million and $23.4 million for the year ended December 31, 2001 and 2000, respectively. In October 2001, the Company sold a 13,000 square foot shopping center in Zanesville, Ohio for approximately $1.2 million. In December 2001, the Company sold a 30,000 square foot shopping center in Gahanna (New Albany), Ohio for approximately $4.2 million and an office building in San Diego, CA for approximately $6.8 million. In addition, during the fourth quarter of 2001, the Company also received proceeds of approximately $8.2 million relating to land sales and recorded a gain of approximately $1.6 million. Proceeds from these sales were used to repay amounts outstanding on the Company’s revolving credit facilities.

     During the twelve month period ended December 31, 2001, the Company’s joint ventures sold certain real estate assets and received aggregated proceeds of approximately $11 million of which the Company received approximately $7 million. In October 2001, a former Best Products location was sold in Dayton, Ohio for approximately $1.8 million. Proceeds from these sales were used to repay amounts outstanding on the Company’s revolving credit facilities.

     Developers Diversified Realty Corporation currently owns and manages approximately 230 shopping centers in 41 states totaling approximately 57 million square feet of real estate under management. DDR is a self-administered and self-managed real estate investment trust (REIT) operating as a fully integrated real estate company which acquires, develops, leases and manages shopping centers.

     A copy of the Company’s Quarterly Supplemental Financial/Operational package is available to all interested parties upon written request at our corporate office to Michelle A. Mahue, Director of Investor Relations, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, OH 44122.

     Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21 E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property or the loss of a major tenant. For more details on the risk factors, please refer to the Company’s Form on 10-K as of December 31, 2000.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

	Three Month Period		Year Ended
	Ended December 31,		December 31,

	2001	2000	2001	2000

Revenues:
Minimum rent (A)	$60,118	$51,723	$227,159	$202,360
Percentage and overage rents	1,393	1,606	3,605	4,990
Recoveries from tenants	16,316	14,225	60,469	55,174
Ancillary income	751	521	1,789	1,252
Other property related income	422	243	1,187	686
Management fee income	2,468	2,151	11,285	6,971
Development fees	1,104	1,381	2,828	2,649
Interest income	1,700	1,761	6,424	4,333
Other (B)	1,267	898	7,493	9,155

	85,539	74,509	322,239	287,570

Expenses:
Operating and maintenance	9,701	8,449	34,878	28,796
Real estate taxes	10,570	8,436	36,811	33,403
General and administrative (C)	6,537	5,531	24,375	20,450
Interest	19,903	20,448	81,770	77,030
Impairment charge (D)	—	—	2,895	—
Depreciation and amortization	19,234	13,576	64,493	54,201

	65,945	56,440	245,222	213,880

Income before equity in net income of joint ventures and minority equity investment, minority equity interests and gain on sales of real estate and real estate investments	19,594	18,069	77,017	73,690
Equity in net income of joint ventures (E)	3,579	4,670	17,010	17,072
Equity in net income of minority equity investment (F)	—	1,087	1,550	6,224
Minority equity interests	(5,513)	(5,169)	(21,502)	(19,593)
Gain on sales of real estate and real estate investments	2,536	4,461	18,297	23,440

Net income	$20,196	$23,118	$92,372	$100,833

Net income, applicable to common shareholders	$13,381	$16,303	$65,110	$73,571

Per share data:
Earnings per common share
Basic	$0.24	$0.30	$1.18	$1.31

Diluted	$0.24	$0.30	$1.17	$1.31

Dividends Declared	$0.37	$0.36	$1.48	$1.44

Basic — average shares outstanding (thousands)	56,004	54,802	55,185	55,959

Diluted — average shares outstanding (thousands)	56,875	54,879	55,834	56,176

     Certain reclassifications have been made to the 2000 financial statements to conform to the 2001 presentation.

(A)	Increases in shopping center base rental revenues for the twelve month period ended December 31, 2001 as compared to 2000, aggregated $24.8 million consisting of $2.7 million related to leasing of core portfolio properties (an increase of 1.9% from 2000), $0.8 million from the acquisition of a shopping center in 2000, $5.6 million relating to developments and redevelopments and $22.0 million from the AIP properties. These increases were offset by a $6.4 million decrease from the sale/transfer of nine properties and three Wal-Mart stores in 2000 and 2001. Included in the rental revenues for the twelve month periods ended December 31, 2001 and 2000 is approximately $4.6 million, of revenue resulting from the recognition of straight line rents.

(B)	Other income for the three month period ended December 31, 2001 and 2000 included approximately $1.7 million and $1.2 million, respectively, in lease termination revenue. Other income for the twelve month period ended December 31, 2001 and 2000 included approximately $7.2 million and $9.0 million, respectively, in lease termination revenue. Offsetting these revenues for the year ended December 31, 2001 and 2000 was a charge of $0.6 million relating to the write-off of abandoned development projects in each year.

(C)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space which are charged to operations as incurred. For the year ended December 31, 2001 and 2000, general and administrative expenses were approximately 4.3%, of total revenues, including joint venture revenues, for each period.

(D)	During the second quarter of 2001, one of the Company’s retail tenants announced it was liquidating its inventory and closing its remaining stores. In assessing recoverability of its recorded assets associated with this tenant, including equity securities received through the tenants’ prior bankruptcy, the Company had initially estimated, based upon its prior experience with similar liquidations, that proceeds relating to the Company’s claims in liquidation would be sufficient to recover the aggregate recorded assets for this tenant. However, in the third quarter, the tenant completed its sale of inventory and auction of its real estate. The Company has not yet been informed of the tenant’s formal plan of liquidation. However, the Company believes that based on (i) lack of significant proceeds received by the tenant on its auction of real estate and the other assets, and (ii) lack of positive information disseminated from the tenant that would indicate recoverability of certain recorded amounts, a provision of $2.9 million would be recorded and reflected as an impairment charge within the statement of operations.

(E)	The following is a summary of the Company’s share of the combined operating results relating to joint ventures (in thousands):

	Three month period		Year ended
	ended December 31,		December 31,

	2001	2000	2001	2000

Revenues from operations (a)	$64,391	$52,381	$244,663	$193,274

Operating expenses	21,874	15,229	78,118	56,834
Depreciation and amortization of real estate investments	9,056	7,801	35,676	27,270
Interest expense	20,469	18,075	79,483	67,539

	51,399	41,105	193,277	151,643

Income before loss on sale of real estate	12,992	11,276	51,386	41,631
Loss on sale of real estate	—	(86)	(97)	(86)

Net income	$12,992	$11,190	$51,289	$41,545

DDR Ownership interests (b)	$4,018	$4,963	$18,274	$18,769

DDRC Partnership distributions received, net	$6,633	$4,069	$23,740	$18,730

(a)	Revenues for the three month periods ended December 31, 2001 and 2000 included approximately $1.2 million and $1.3 million, respectively, resulting from the recognition of straight line rents of which the Company’s proportionate share is $0.3 and $0.5 million, respectively. Revenues for the twelve month periods ended December 31, 2001 and 2000 included approximately $4.6 million resulting from the recognition of straight line rents of which the Company’s proportionate share is $1.5 million and $1.9 million, respectively.

(b)	At December 31, 2001, the Company owned joint venture interests relating to 55 operating shopping center properties. At December 31, 2000, the Company owned joint venture interests relating to 49 operating shopping center properties. The Company’s share of net income has been adjusted by $1.3 million and $1.7 million for the year ended December 31, 2001 and 2000, respectively, to reflect additional depreciation for basis differences.

(F)	On May 14, 2001, the operating results relating to the assets owned by American Industrial Properties were consolidated within the Company’s financial statements. Revenues and expenses for the three and twelve month periods relating to these assets that have been consolidated within the Company’s accounts since May 14, 2001, are summarized as follows:

	Three month	May 14, 2001
	period ended	through
	December 31, 2001	December 31, 2001

Revenues from operations	$10,373	$26,468

Operating expenses	3,549	8,361
Depreciation	1,397	4,472
Minority interest expense	329	769

	5,275	13,602

Income before interest and gain on sale of real estate	$5,098	$12,866

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)

Selected Balance Sheet Data:

	December 31, 2001	December 31, 2000

Assets:
Real estate and rental property:
Land	$419,261	$358,270
Buildings	1,869,753	1,579,866
Fixtures and tenant improvements	60,115	40,906
Land under development	25,539	31,323
Construction in progress	118,997	151,445

	2,493,665	2,161,810
Less accumulated depreciation	(351,709)	(297,247)

Real estate, net	2,141,956	1,864,563
Cash	19,069	4,243
Advances to and investments in joint ventures	255,411	260,927
Minority equity investment	—	135,028
Notes receivable	5,221	4,824
Receivables, including straight line rent, net	51,694	44,590
Other assets	23,702	17,846

	$2,497,053	$2,332,021

Liabilities:
Indebtedness:
Revolving credit facilities:
Variable rate debt	$201,750	$340,500
Fixed rate debt	200,000	100,000
Variable rate unsecured term debt	22,120	—
Senior unsecured fixed rate debt	405,827	492,431
Mortgage and other secured debt	478,604	294,644

	1,308,301	1,227,575
Dividends payable	22,072	19,757
Other liabilities	82,419	65,137

	1,412,792	1,312,469
Minority interests	250,401	235,802
Shareholders’ equity	833,860	783,750

	$2,497,053	$2,332,021

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(in thousands)

Selected Balance Sheet Data (Continued):

The December 31, 2001 balance sheet reflects the consolidated assets of AIP as follows:

Real estate, net	$280.9
Cash	6.6
Other assets	4.5

	$292.0

Mortgage debt	$64.6	*
Other liabilities	11.7
Minority interests	14.9
Equity	200.8	*

	$292.0

*	Reflects repayment of approximately $82.3 million of mortgage debt by DDR relating to AIP properties.

Combined condensed balance sheets relating to the Company’s joint ventures are as follows:

	December 31,	December 31,
	2001	2000

Land	$374,531	$301,409
Buildings	1,272,394	1,055,704
Fixtures and tenant improvements	18,391	10,412
Construction in progress	111,660	102,353

	1,776,976	1,469,878
Accumulated depreciation	(140,850)	(106,964)

Real estate, net	1,636,126	1,362,914
Receivables, including straight line rent, net	51,764	39,567
Investment in joint ventures	21,949	13,156
Other assets	60,778	38,459

	$1,770,617	$1,454,096

Mortgage debt (a)	$1,168,686	$942,451
Notes and accrued interest payable to DDRC	80,515	105,527
Other liabilities	46,236	29,154

	1,295,437	1,077,132
Accumulated equity	475,180	376,964

	$1,770,617	$1,454,096

(a)	The Company’s proportionate share of joint venture debt aggregated approximately $401.1 million and $322.8 million at December 31, 2001 and 2000, respectively.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

Date February 22, 2002	/s/ William H. Schafer

William H. Schafer Senior Vice President and Chief Financial Officer

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